ASSET PURCHASE AGREEMENT


                              DATED MARCH 13, 2000

                                      AMONG

                           UNIDEN AMERICA CORPORATION,

                            RELM WIRELESS CORPORATION

                                       AND

                            SIMMONDS CAPITAL LIMITED


                              COVERING THE PURCHASE
                             OF SPECIFIED ASSETS OF


                           UNIDEN AMERICA CORPORATION

                                TABLE OF CONTENTS

1.   GENERAL DEFINITIONS; INTERPRETATION
     1.1      Definitions
     1.2      Reference to this Agreement; Interpretation

2.   PURCHASE AND SALE OF THE ASSETS; CLOSING DATE
     2.1      Purchase and Sale
     2.2      Delivery of Assets and Transfer Documents; Restriction on Disposition of Tooling Assets and
              Tooling Asset Provisions
     2.3      Ancillary Documents
     2.4      Closing; Closing Date

3.   OBLIGATIONS
     3.1      Assumed Obligations
     3.2      Retained Obligations

4.   PURCHASE PRICE
     4.1      Price and Payment; Earnest Money
     4.2      Transfer Taxes
     4.3      Inventory Adjustment

5.   REPRESENTATIONS AND WARRANTIES OF SELLER
     5.1      Incorporation
     5.2      Authorization
     5.3      Brokers and Finders
     5.4      Asserted Warranty Claims
     5.5      Legal Proceedings
     5.6      Title, No Liens
     5.7      Effect of Agreement
     5.8      Compliance with Laws
     5.9      Location of Assets
     5.10     Intellectual Property Claims
     5.11     Tooling Assets

6.   REPRESENTATIONS AND WARRANTIES OF BUYER AND GUARANTOR
     6.1      Incorporation
     6.2      Authorization
     6.3      Article 9 Performance Obligations
     6.4      Brokers and Finders
     6.5      Buyer Insurance
     6.6      Effect of Agreement
     6.7      Compliance with Laws

7.   SURVIVAL OF INDEMNIFICATIONS, GUARANTEES, COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES

8.   DUE DILIGENCE
     8.1      Due Diligence Period Ended
     8.2      No Due Diligence Representations

9.   POST-CLOSING COVENANTS AND AGREEMENTS
     9.1      Buyer Facilities
     9.2      Buyer Continuing Service Obligation
     9.3      Transition Support

10.  BUYER INDEMNITY
     10.1     Indemnity
     10.2     Notice of Claim
     10.3     Right of Buyer to Participate in Defense
     10.4     Payment

11.  SELLER INDEMNITY
     11.1     Indemnity
     11.2     Notice of Claim
     11.3     Right of Seller to Participate in Defense
     11.4     Payment

12.  CUSTOMER LIST

13.  GUARANTY

14.  EXPENSES

15.  FURTHER ACTIONS

16.  NOTICES

17.  GENERAL PROVISIONS
     17.1     Governing Law; Interpretation; Section Headings
     17.2     Severability
     17.3     Entire Agreement
     17.4     Binding Effect
     17.5     Assignment

                                       ii

     17.6     Amendment; Waiver
     17.7     Gender; Numbers
     17.8     Counterparts
     17.9     Telecopy Execution and Delivery
     17.10    No Partnership
     17.11    Drafting Conventions
     17.12    Dispute Resolution
     17.13    Submission to Jurisdiction
     17.14    Consequential Damages

                                    SCHEDULES



SCHEDULE 2.1A
         INVENTORY ASSETS

SCHEDULE 2.1B
         TEST EQUIPMENT

SCHEDULE 2.1C
         TOOLING ASSETS

SCHEDULE 2.1D
         CONTRACTS

SCHEDULE 2.1E
         CERTAIN EXCLUDED ASSETS

SCHEDULE 3.1
         CERTAIN ASSUMED OBLIGATIONS

SCHEDULE 3.2
         RETAINED OBLIGATIONS

SCHEDULE 4.1
         ALLOCATION

SCHEDULE 5.4
         WARRANTY CLAIMS

SCHEDULE 5.6
         LEGAL PROCEEDINGS

SCHEDULE 5.7
         CONSENTS

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of March 13, 2000, between UNIDEN AMERICA CORPORATION, a Delaware, United States, corporation ("Seller"), RELM WIRELESS CORPORATION, a Nevada corporation ("Buyer"), and SIMMONDS CAPITAL LIMITED, an Ontario, Canada, corporation ("Guarantor").

                              W I T N E S S E T H :
                              - - - - - - - - - - -

     WHEREAS, Seller is the owner of the Assets, which are certain, but not all, of the assets currently used in Seller's PRC business, which consists of Seller's specialized mobile radio and land mobile radio businesses (the "Business");

     WHEREAS, Seller desires to sell the Assets to Buyer and Buyer desires to acquire the Assets from Seller;

     WHEREAS, Guarantor wishes to guarantee Buyer's obligations under this Agreement;

     WHEREAS, the parties desire to set forth certain representations, warranties and covenants made by each to the other parties as an inducement to the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and to set forth certain additional agreements related to the transactions contemplated by this Agreement;

     NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

     1. GENERAL DEFINITIONS; INTERPRETATION. For purposes of this Agreement, the following terms have the meanings set forth below:

     1.1 Definitions.

     "Abandons" or "Abandonment" means if Buyer (i) does not place an Order (as defined in the OEM Agreement) for at least 5,000 units of Product (as defined in the OEM Agreement) per month for a period of four consecutive months during the term of the OEM Agreement (as it may be extended); or (ii) does not sell to a third-party any unit of any Product (as defined in the OEM Agreement) for a period of three consecutive months during the term of the OEM Agreement (as it may be extended); provided, however, that Abandonment shall not be deemed to have occurred if subsections (i) or (ii) have not been met as a result of the lack of market demand for Product (as defined in the OEM Agreement).

     "Accounts Receivable Agreement" means the Accounts Receivable Agreement entered into concurrently with the execution of this Agreement between Seller and Guarantor.

     "Accounts Receivable Bill of Sale" means the Bill of Sale, Assignment and Assumption Agreement related to the Accounts Receivable Agreement.

     "Affiliate" of any Person means any Person Controlling, Controlled by or under common Control with such Person.

     "Allowance" has the meaning set forth in Section 3.1(a).

     "Ancillary Documents" means the IP Licenses, the Guaranty, the Bill of Sale, the OEM Agreement and the Non-Disclosure Agreements.

     "Assets" means the Inventory Assets, the Test Equipment, the Tooling Assets and all of the right, title and interest of Seller and its Affiliates in the Contracts.

     "Assumed Obligations" has the meaning set forth in Section 3.1.

     "Balance Payment" has the meaning set forth in Section 4.1.

     "Bill of Sale" means the Bill of Sale, Assignment and Assumption Agreement executed in connection with the transfer of the Assets and the assumption of the Assumed Liabilities.

     "Business" has the meaning set forth in the Recitals.

     "Closing" has the meaning set forth in Section 2.4.

     "Closing Date" has the meaning set forth in Section 2.4.

     "Contracts" means the contracts to which Seller or an Affiliate of Seller is a party listed on Schedule 2.1D.

     "Control" and all derivations thereof means the ability to either (i) vote (or direct the vote of) 50% or more of the voting interests in any Person or
(ii) direct the affairs of another, whether through voting power, contract or otherwise.

     "Delivers," for purposes of the definition of Inventory Assets, Tooling Assets and Test Equipment, means, (i) with respect to Assets that are in Seller's possession as of the date of this Agreement, that such Asset has been physically delivered to Buyer, and, (ii) with respect to Assets that are not in Seller's possession as of the date of this Agreement, that such Asset exists and is located at the vendor identified for such Asset on Schedule 2.1C and could have been physically delivered by Seller as of the date of this Agreement.

     "Earnest Money" means the $500,000.00 previously delivered by Guarantor to Seller.

     "ESAS" means Seller's proprietary land mobile radio trunking protocol. ESAS is a registered trademark of Seller and is used to indicate that Seller is the source for ESAS protocol.

     "Existing IP Claims" has the meaning set forth on Schedule 3.2 .

     "Guaranty" means the Guaranty and Joint and Several Liability Agreement executed by Guarantor concurrently with the execution of this Agreement.

     "Governmental Authority" means any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

     "Governmental Requirement" means any and all laws (including applicable common law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

     "Inventory Assets" means the PRC system inventory of Seller that is both
(i) listed on Schedule 2.1A and (ii) Delivered to Buyer. Schedule 2.1A may include inventory that Seller does not own that does not constitute "Inventory Assets."

     "IP Licenses" means the following agreements entered into between Seller or an Affiliate of Seller and Buyer concurrently with the execution of this
Agreement: an Assignment of Certain Trademark Rights, two Trademark License Agreements related to the trademark "Uniden" between Seller and Buyer, a Trademark License Agreement related to the trademark "Uniden" between an Affiliate of Seller and Buyer, a Trademark License Agreement related to the trademark "ESAS" and a Technology License Agreement.

     "Knowledge," as with respect to Seller, means knowledge of a vice president or the president of Seller.

     "Non-Disclosure Agreement" means the non-disclosure agreements executed by the parties simultaneously with the execution of this Agreement.

     "OEM Agreement" means the OEM Manufacturing Contract entered into concurrently with the execution of this Agreement between Buyer and an Affiliate of Seller.

     "Person" means any natural person, any Governmental Authority and any entity, including corporations, partnerships, joint ventures, limited liability companies, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

     "PRC Products" means all conventional UHF, conventional VHF, 800 MHZ and ESAS systems manufactured, owned or sold by Seller or its Affiliates and all other PRC product that Seller or its Affiliates have manufactured, owned or sold.

     "Retail Warranty" means any express or implied retail, consumer or end-user warranty, including any consumer or end-user warranty included in any package in which the PRC Product is or has been delivered to consumers or end users.

     "Retained Obligations" has the meaning set forth in Section 3.2.

     "Schedule" means the Schedules to this Agreement, unless otherwise stated. The Schedules to this Agreement may be attached to this Agreement or may be set forth in a separate document denoted as the Schedules to this Agreement, or both.

     "Section" means the Section of this Agreement, unless otherwise stated.

     "Test Equipment" means the test equipment that is both (i) listed on
Schedule 2.1B and (ii) Delivered to Buyer. Schedule 2.1B may include test equipment that Seller does not own that does not constitute "Test Equipment."

     "Tooling Assets" means the tooling assets that are both (i) listed on
Schedule 2.1C and (ii) Delivered to Buyer. Schedule 2.1C may include tooling assets that Seller does not own that do not constitute "Tooling Assets."

     "Transition Costs" means all costs Seller or any of its Affiliates incur in connection with Seller's provision of Transition Support or performance of Seller's other obligations under Section 9.3; provided, however, that Seller's Transition Costs will not include its own costs incurred in connection with the Closing. Without limiting the types of costs that may constitute Transition Costs, costs related to the following will constitute Transition Costs: packing and freight, wages, travel and expense, communications, supplies, tax, insurance, facility and equipment repair and maintenance, rent, lease, professional services, overhead allocations and support allocations from Seller or collateral divisions of Seller or its Affiliates and other incremental costs Seller or its Affiliates incur in connection with the provision of Transition Support.

        "Transition Support" means transition support provided by Seller related to the Inventory Assets and all other support, services or aid that Seller provides to Buyer in connection with the Assets, including transition support related to the Inventory Assets that pertains to sales, sales administration, technical support, warehousing, traffic or shipping. Seller and Buyer may agree that

Transition Support includes other services; provided, however, that Transition Support will not include repair or service of products.

     "Uniden" is a registered trademark of Seller.

     "Year 2000 Compliance" means that software and computer systems in PRC Products will not fail as a result of the advent of the year 2000.

     1.2 Reference to this Agreement; Interpretation. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. Unless the context indicates otherwise, the words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar references shall be construed to mean and include this Agreement, the Exhibits and Schedules referenced herein and the Ancillary Documents, and all amendments thereof and supplements thereto unless the context shall clearly indicate or require otherwise. The use of the words "include," "including" and derivations thereof in this Agreement shall be deemed to have the phrase "without limitation" attached thereto unless otherwise expressly stated. Any reference in this Agreement to statutes or laws shall include all amendments, modifications or replacements of the specific section and provisions concerned. References to $ or dollars are to U.S. dollars.

     2. PURCHASE AND SALE OF THE ASSETS; CLOSING DATE.

     2.1 Purchase and Sale.

          (a) Subject to the terms and conditions of this Agreement and pursuant to the Bill of Sale, Seller hereby sells, assigns, transfers and delivers to Buyer the Assets. Any assets owned by Seller or its Affiliates that are not described on Schedule 2.1A-D (or assets described on Schedule 2.1A-D that do not constitute Assets) (such assets referred to in both instances as the "Excluded Assets") do not constitute Assets and are not being transferred under this Agreement, although some or all of the Excluded Assets may have been used in or may relate to the Business. The Excluded Assets include the assets described on Schedule 2.1E. The transfer of the Tooling Assets is subject to Section 2.2(b)-(e) and the OEM Agreement.

          (b) Subject to the terms and conditions of this Agreement and pursuant to the Bill of Sale, Assignment and Assumption Agreement attached as
     Exhibit 2.1 (the "Bill of Sale"), Buyer hereby purchases from Seller the Assets in consideration for the Purchase Price (as defined in Section 4.1), payable as set forth in Section 4.1, the assumption of the Assumed Obligations and performance of Buyer's obligations under this Agreement.

          (c) SUBJECT TO ARTICLE 5 AND SECTION 11.1(c), NO RETAIL WARRANTY (AS DEFINED) OR OTHER WARRANTY, EXPRESS OR IMPLIED, WILL APPLY TO THE ASSETS. SELLER MAKES NO WARRANTY OF

     MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE IN RESPECT OF THE ASSETS, AND THE SAME ARE SOLD IN "AS IS, WHERE IS" CONDITION, WITH ALL FAULTS. BY EXECUTION OF THIS AGREEMENT, BUYER AFFIRMS THAT IT HAS NOT RELIED ON SELLER'S SKILL OR JUDGMENT TO SELECT OR FURNISH THE ASSETS FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE ASSETS ARE FIT FOR ANY PARTICULAR PURPOSE, AND THAT THE ASSETS ARE BEING SOLD TO BUYER WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, EXCEPT AS MAY BE OTHERWISE PROVIDED IN ARTICLE 5 OR SECTION 11.1(c).

          (d) For avoidance of doubt, as of the date of this Agreement, Buyer assumes all risk of loss and liability related to Assets, including all Inventory Assets being shipped, warehoused or in any way handled by Seller in connection with Seller's provision of Transition Support.

          (e) Seller makes no representation or warranty as to the quantity of the Inventory Assets.

     2.2 Delivery of Assets and Transfer Documents; Restriction on Disposition of Tooling Assets and Tooling Asset Provisions.

          (a) Seller will take all reasonable steps necessary to put Buyer in possession of the Assets and, simultaneously with the execution of this Agreement, is delivering to Buyer a duly executed Bill of Sale covering the Assets and the Assumed Obligations. Buyer is also executing the Bill of Sale.

          (b) The transfer of the Tooling Assets does not include any intellectual property rights other than those granted in the IP Licenses.

          (c) (i) Except as provided in this Section 2.2(c), Buyer may not transfer, sell, assign or otherwise dispose of the Tooling Assets. If Buyer decides to transfer, sell, assign or otherwise dispose of any Tooling Asset, Buyer shall give Seller notice (the "Offering Notice") of Buyer's intention to do so. The Offering Notice shall set forth in reasonable detail the terms and provisions of the proposed disposition, including (x) the Tooling Assets to be disposed of (the "Offered Interest") and (y) the identity and address of the third-party transferee to whom Buyer proposes to dispose of the Offered Interest.

               (ii) Seller shall have the option, but not the obligation, for thirty (30) days following receipt of the Offering Notice, to purchase all, but not less than all, of the Offered Interest, free and clear of all liens, claims and encumbrances of any nature, at a price of $1.00 (subject to Section 2.2(c)(v)).

               (iii) The closing of the purchase of the Offered Interest shall be within ninety (90) days from the date of the Offering Notice.

               (iv) If Seller does not elect to purchase all of the Offered Interest during the option period, the option shall be deemed to be lapsed without exercise, and Buyer shall be permitted, at any time or times within, but not after, thirty (30) days after the expiration of the option periods, to dispose of the Offered Interest that was the subject of the Offering Notice; provided, however, that no such disposition shall be made to any third-party transferee other than as specified in the Offering Notice.

               (v) In no event will Seller be required to pay more than an aggregate of $1.00 for the Tooling Assets. Following the first purchase of Tooling Assets by Seller under this Section 2.2(c), subsequent prices will be $0.00, and not $1.00.

          (d) If Buyer Abandons the Tooling Assets, Seller will have the right to purchase all of the Tooling Assets from Buyer, free and clear of all liens, claims and encumbrances of any nature, for a purchase price of $1.00, by giving Buyer notice of Seller's intention to purchase the Tooling Assets.

          (e) After the date of this Agreement, all risk of loss of the Tooling Assets will pass to Buyer.

     2.3 Ancillary Documents.

          (a) Simultaneously with the execution of this Agreement, Seller or an Affiliate of Seller and Buyer are entering into IP Licenses. Buyer acknowledges and agrees that Buyer is acquiring no intellectual property rights under this Agreement other than the intellectual property rights described and transferred in the IP Licenses.

          (b) Simultaneously with the execution and delivery of this Agreement, an Affiliate of Seller and Buyer are entering into the OEM Manufacturing Agreement.

          (c) Simultaneously with the execution and delivery of this Agreement, Guarantor is executing and delivering to Seller the Guaranty.

          (d) Simultaneously with the execution and delivery of this Agreement, the parties are entering into the Nondisclosure Agreements.

          (e) Simultaneously with the execution of this Agreement, Buyer shall deliver a certificate that the Inventory Assets are being purchased by Buyer for resale.

     2.4 Closing; Closing Date. Subject to the terms and conditions of this Agreement, the consummation of the transactions referenced above will take place (the "Closing") on the date of this Agreement at the offices of Fulbright & Jaworski L.L.P. at 2200 Ross Avenue, Ste. 2800, Dallas, Texas, or at such other time, date and place as Buyer and Seller designate in writing. The date of the Closing is referred to herein as the "Closing Date."

     3. OBLIGATIONS.

     3.1 Assumed Obligations.

          (a) Pursuant to the Bill of Sale, Buyer hereby assumes and agrees to discharge timely the obligations listed on Schedule 3.1 (collectively, the "Assumed Obligations"). In consideration of Buyer's assumption of the Assumed Obligations, the Purchase Price will be reduced by an amount equal to $350,000.00 (the "Allowance"), as provided in Article 4.

          (b) The Assumed Obligations do not include the Retained Obligations.

     3.2 Retained Obligations. Buyer is not assuming or becoming liable for, and Seller will retain, pay, perform and discharge, the retained obligations set forth on Schedule 3.2 (the "Retained Obligations").

     4. PURCHASE PRICE.

     4.1 Price and Payment; Earnest Money.

          (a) In addition to Buyer's assumption of the Assumed Obligations, the aggregate consideration for the Assets is $2,213,996.00, less the Allowance (after this adjustment, the "Purchase Price").

          (b) The Purchase Price is payable to Seller as follows:

          (i) Upon execution and delivery of this Agreement, the Earnest Money will become completely non-refundable and Guarantor will no longer have any rights to the return of the Earnest Money. Buyer acknowledges Buyer has no rights in the Earnest Money.

          (ii) Simultaneously with the execution and delivery of this Agreement, Buyer is paying Seller $1,363,996.00 by delivery of a bank certified or cashiers check or by wire transfer (the "Closing Payment").

          (c) The Purchase Price is allocated among the Assets as set forth on
     Schedule 4.1.

     4.2 Transfer Taxes. Buyer will be responsible for paying all sales, use, transfer or other similar tax, imposed as a result of the consummation of the transactions contemplated by this Agreement. Buyer agrees to pay and discharge, and to indemnify Seller against, and protect, save and hold Seller harmless from, any liability, obligation, claim, assessment or deficiency (whether or not ultimately successful) for any and all sales, use, transfer or other similar taxes (and any and all interest, penalties and additions to related taxes and fines) resulting or arising from or incurred in connection with the consummation of the transactions contemplated by this Agreement.

     4.3 Inventory Adjustment.

          (a) If the Closing Inventory Value (as defined in Section 4.3(b)) is greater or less than $3,680,762.00, a post-closing payment under this
     Section 4.3 will be made. No payment will be made unless the variance between the Closing Inventory Value and $3,680,762.00 exceeds $100,000.00. If the shortage or surplus exceeds $100,000.00, Seller will pay Buyer or Buyer will pay Seller, as appropriate, the amount that such shortage or excess exceeds $100,000.00.

          (b) For purposes of this Section 4.3, the "Closing Inventory Value" means the value of all PRC Product inventory, as shown on the books of Seller (or as would have been shown had such inventory been shown on such records), on the date(s) such PRC Product inventory is loaded on to a carrier's equipment in Fort Worth, Texas, for delivery to Buyer pursuant to this Agreement. The Closing Inventory Value will be the sum of the value of all PRC Product inventory loaded for delivery to Buyer, as such values are shown on the records of Seller (or as would have been shown had such inventory been shown on such records). A representative of Seller and Buyer will be present to monitor the loading of such inventory and the calculation of the Closing Inventory Value.

          (c) The determination under this Section 4.3 will be made within 10 days of the final shipment of the Inventory Assets.

          (d) To the extent Buyer owes Seller or Seller owes Buyer any amount under this Section 4.3, such payment will be made by delivery, within ten
     (10) days of the adjustment contemplated by this Section 4.3, of a bank certified or cashier's check or by wire transfer.

     5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as follows:

     5.1 Incorporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     5.2 Authorization. Seller has full legal right, power and authority to enter into and deliver this Agreement (and the Ancillary Documents to which it is a party) and to consummate the transactions set forth in this Agreement (and the Ancillary Documents to which it is a party) and to perform all the terms and conditions of this Agreement (and the Ancillary Documents to which Seller is a party) to be performed by Seller. The execution and delivery of this Agreement (and the Ancillary Documents to which Seller is a party) by Seller and the performance by Seller of the transactions contemplated in this Agreement (and the Ancillary Documents to which it is a party) have been duly and validly authorized by all requisite corporate action of Seller. This Agreement (and the Ancillary Documents to which Seller is a party) has been duly and validly executed and delivered by Seller and, assuming due execution and delivery by Buyer and Guarantor, are a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with the terms hereof and thereof, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.

     5.3 Brokers and Finders. No broker or finder has acted for Seller in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller.

     5.4 Asserted Warranty Claims. To Seller's knowledge, Schedule 5.4 lists all valid product warranty claims for PRC Product that Seller has received in writing from PRC Product customers.

     5.5 Legal Proceedings. Schedule 5.5 lists all pending litigation to which Seller is a party relating to the Assets or the Business and all litigation that, to Seller's knowledge, is threatened against Seller relating to the Assets or the Business.

     5.6 Title, No Liens. Seller has good and valid title to the Assets transferred hereunder, free and clear of any liens, claims or encumbrances of any kind.

     5.7 Effect of Agreement. The execution and delivery of this Agreement (and the Ancillary Documents) by Seller and the consummation of the transactions contemplated hereby (and by the Ancillary Documents) by Seller will not (i) result in any breach of any of the terms or conditions of, or constitute a default under, the organization documents of Seller, or any commitment, mortgage, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which Seller is now a party or by which the Assets are bound; (ii) result in any violation of any Governmental Requirement applicable to the Assets or the Business; or (iii) require notice to or the consent, authorization, approval or order of any Person.

     5.8 Compliance with Laws. Seller has received no notice of violation by Seller of any Governmental Requirement relating to the Assets or the Business.

     5.9 Location of Assets. The Inventory Assets are located in Fort Worth, Texas. To Seller's knowledge, each Tooling Asset is located with the vendor identified for such Tooling Asset on Schedule 2.1C. The Test Equipment is located in Fort Worth, Texas.

     5.10 Intellectual Property Claims. To Seller's knowledge, Schedule 3.2 includes a complete list of all intellectual property claims to which Seller is party that specifically allege infringement by any PRC Product sold before the Closing Date.

     5.11 Tooling Assets. The Tooling Assets consist of all tooling assets necessary to manufacture the product models listed on Appendix A-1 to the OEM Agreement; provided, however, that this representation applies only to the sufficiency of the Tooling Assets for such purpose on the date hereof and is not a representation related to any Product (as defined in the OEM Agreement).

     6.0 REPRESENTATIONS AND WARRANTIES OF BUYER AND GUARANTOR. Buyer and Guarantor jointly and severally represent and warrant to Seller as follows:

     6.1 Incorporation. Guarantor and Buyer are each a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of formation.

     6.2 Authorization. Buyer and Guarantor each have full legal right and corporate power to enter into and deliver this Agreement (and the Ancillary Documents to which one of them is a party) and to consummate the transactions set forth in this Agreement (and the Ancillary Documents to which one of them is a party) and to perform all the terms and conditions in this Agreement (and the Ancillary Documents to which one of them is a party) to be performed by Buyer or Guarantor, respectively. The execution and delivery of this Agreement (and the Ancillary Documents to which Buyer or Guarantor is a party) by Buyer and Guarantor and the performance by Buyer and Guarantor of the transactions contemplated in this Agreement (and the Ancillary Documents to which one of them is a party) have been duly and validly authorized by all requisite corporate action of Buyer and Guarantor. This Agreement (and the Ancillary Documents to which Buyer or Guarantor is a party) has been duly executed and delivered by Buyer and Guarantor and, assuming due execution and delivery by Seller, is a legal, valid and binding obligation of Buyer and Guarantor enforceable in accordance with the terms hereof and thereof, except as limited by applicable bankruptcy, moratorium, insolvency or other laws affecting generally the rights of creditors or by principles of equity.

     6.3 Article 9 Performance Obligations. Buyer has the capacity, financial resources and expertise to perform Buyer's obligations under Article 9.

     6.4 Brokers and Finders. No broker or finder has acted for Buyer (other than Guarantor) or Guarantor in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder (other than Guarantor) is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Buyer or Guarantor.

     6.5 Buyer Insurance. Buyer has obtained (i) commercial general liability insurance (including a product liability coverage feature), (ii) property insurance and (iii) umbrella coverage related to the Business and the Assets. The policy limits of each of these coverages is $2,000,000.00, $15,000,000.00 and $10,000,000.00, respectively. Seller is named as an additional insured in each such policy. Such policies specifically cover activities of Buyer or its Affiliates related to the transition of the Business and specifically cover such activities that occur on the property of Seller or its Affiliates.

     6.6 Effect of Agreement. The execution and delivery of this Agreement (and the Ancillary Documents) by Buyer and Guarantor and the consummation of the transactions contemplated hereby (and by the Ancillary Documents) by Buyer and Guarantor will not (i) result in any breach of any of the terms or conditions of, or constitute a default under, the organization documents of Buyer or Guarantor, or any commitment, mortgage, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which Buyer or Guarantor is now a party; (ii) result in any violation of any Governmental Requirement applicable to Buyer or Guarantor; or (iii) require notice to or the consent, authorization, approval or order of any Person.

     6.7 Compliance with Laws. Guarantor and Buyer have received no notice of violation of any Governmental Requirement by Buyer or Guarantor pertaining to Buyer's purchase of the Assets or the Business or the consummation of the transactions contemplated by this Agreement (and the Ancillary Documents). Guarantor and Buyer have received no notice of any action or claim asserted by any Person with respect to the Assets or the Business or Buyer's purchase thereof or the consummation of the transactions contemplated by this Agreement (and the Ancillary Documents).

     7.0 SURVIVAL OF INDEMNIFICATIONS, GUARANTEES, COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES. All indemnifications, guarantees, covenants and agreements made by either party in this Agreement will survive the Closing, without limitation, regardless of any investigation made at any time by or on behalf of the other party. All representations and warranties in Articles 5 or 6 made by any party in this Agreement will survive the Closing for a period of one year regardless of any investigation made at any time by or on behalf of the other party. Any claim related to a breach of the representations and warranties in Articles 5 or 6 must be made within one year of the Closing Date.

     8.0 DUE DILIGENCE.

     8.1 Due Diligence Period Ended. The parties acknowledge that the due diligence period has ended and that each party has afforded, to the officers and authorized representatives of the other parties, access to the first party's operations, assets, books and records related to this Agreement and has furnished the other parties with such financial and operating data and other information relating to this Agreement as the other parties have requested.

     8.2 No Due Diligence Representations. No party will be liable for representations, warranties or statements other than those included in this Agreement, whether contained in any other written material furnished or in information orally transmitted to any Person.

     9.0 POST-CLOSING COVENANTS AND AGREEMENTS.

     9.1 Buyer Facilities. Buyer will establish facilities in the United States and elsewhere necessary to fulfill Buyer's Assumed Obligations and Buyer's covenants under this Article 9.

     9.2 Buyer Continuing Service Obligation.

          (a) Buyer will service, support and repair all PRC Product that Seller has sold or otherwise transferred to customers before the Closing Date. Buyer will be responsible for the full support obligation, which obligation includes instruction, technical service, trouble shooting and development and includes all technical support and engineering functions for all PRC Product sold by Seller before the Closing Date, acquired by Buyer under this Agreement or manufactured or sold by Buyer after the Closing Date. This support obligation includes not only the performance of contractual obligations related to manufactured or sold PRC Product, but also such customer service appropriate to ensure that the Business will continue as a going concern. Buyer will operate the Business in accordance with good business practice and industry standards appropriate for an ongoing business and in the manner intended to increase sales, service and support levels above the levels that the Business had in the two years immediately preceding the Closing Date.

          (b) Buyer will manufacture and sell all product models that are included in the Inventory Assets in a manner intended to increase sales, service and support levels of each product model above the sales, service and support levels of each such product model in the two years immediately preceding the Closing Date. Notwithstanding anything to the contrary in this Agreement, Buyer may discontinue the manufacture and sale of obsolescent PRC Product models in a commercially reasonable manner if doing so would be consistent with the continuing operation of the Business as a going concern. Buyer shall, however, continue to offer for sale ESAS subscriber models compatible with PRC Product previously marketed by Seller. These obligations will end three years from the Closing Date.

          (c) Buyer will maintain a relationship with all of Seller's current PRC Product customers in a manner intended to maintain or improve the relationships with each such customer; provided, however, Buyer may discontinue relationships with PRC Product customers if discontinuing the relationship would be consistent with (i) continuing operation of the Business as a going concern and (ii) good business practice and industry standards appropriate for an ongoing business. This obligation will expire three years from the Closing Date.

     9.3 Transition Support. Between the Closing Date and March 31, 2000, Seller, as an independent contractor, will provide Transition Support for Buyer. Buyer will pay Seller the Transition Costs that Seller incurs and bills to Buyer monthly. Seller and Buyer will agree what Transition Support services Seller will provide and the cost of such services to Buyer. If there is no agreement in writing as to such Transition Support and/or its cost, Seller is not obligated to provide such Transition Support.

     10.0 BUYER INDEMNITY.

     10.1 Indemnity. Buyer agrees to indemnify, hold harmless and defend Seller and its officers, directors, employees, agents, consultants, representatives and Affiliates (collectively, the "Seller Parties") at all times from and after the date of this Agreement from and against any and all penalties, demands, damages, punitive damages, losses, loss of profits, liabilities, suits, costs, costs of any settlement or judgment, claims of any and every kind whatsoever, refund obligations (including interest and related penalties), remediation costs and expenses (including reasonable attorneys' fees), of or to any of the Seller Parties ("Seller Damages"), that may now or in the future be paid, incurred or suffered by or asserted against the Seller Parties by any Person resulting or arising from or incurred in connection with any one or more of the following; provided, that this Section 10.1 will not apply to any Retained Obligations:

          (a) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related in any way to the Assets to the extent such liability or claim for liability arises in connection with any action, omission or event occurring after the Closing;

          (b) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to the Transition Support Seller or one of its Affiliates provides and Seller's fulfillment of its obligations under Section 9.3, including liability or claim for liability related to the Transition Personnel;

          (c) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Buyer under this Agreement (including
     Article 9 and the Ancillary Documents) or from any misrepresentation in or omission from any certificate furnished or to be furnished to Seller by Buyer pursuant to the terms of this Agreement (including the Ancillary Documents);

          (d) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related in any way to the Tooling Assets, including liability or claims that arise in connection with use by Seller or its Affiliates of the Tooling Assets to satisfy obligations under the OEM Agreement;

          (e) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related in any way to the Assumed Obligations; and

          (f) all actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including costs of court and reasonable attorneys' fees) incident to any of the foregoing.

     10.2 Notice of Claim. Seller agrees that upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it or any Seller Party of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any Person with respect to any matter as to which any of the Seller Parties are entitled to indemnity under the provisions of this Agreement (any such action referred to as a "Seller Claim"), Seller will give prompt notice thereof in writing to Buyer together with a statement of such information respecting any of the foregoing as it shall then have; provided, that any delay in giving or failure to give such notice will not limit the rights of Seller or any Seller Party to indemnity under this Agreement except to the extent that Buyer is shown to have been damaged by such delay or failure.

     10.3 Right of Buyer to Participate in Defense. With respect to any Seller Claim as to which Seller seeks indemnity hereunder, Seller will provide Buyer the opportunity to participate in the defense of such Seller Claim with separate counsel of Buyer's choice and at Buyer's cost and expense; provided, that Seller will have the right to retain lead counsel to defend any such Seller Claim. To the extent reasonably requested by Seller, Buyer will reasonably cooperate with Seller and its representatives and counsel in any dispute or defense related to any Seller Claim.

     10.4 Payment. Buyer will promptly pay Seller or such other Seller Party as may be entitled to indemnity under this Agreement in cash the amount of any Seller Damages to which Seller or such Seller Party may become entitled by reason of the provisions of this Agreement.

     11.0 SELLER INDEMNITY.

     11.1 Indemnity. Seller agrees to indemnify, hold harmless and defend Buyer and Buyer's officers, directors, employees, agents, consultants, representatives and Affiliates (collectively, the "Buyer Parties") at all times from and after the date of this Agreement from and against any and all penalties, demands, damages, punitive damages, losses, loss of profits, liabilities, suits, costs, costs of any settlement or judgment, claims of any and every kind whatsoever, refund obligations (including interest and related penalties), remediation costs and expenses (including reasonable attorneys' fees), of or to any of the Buyer Parties ("Buyer Damages"), that may now or in the future be paid, incurred or suffered by or asserted against the Buyer Parties by any Person resulting or arising from or incurred in connection with any one or more of the following; provided, that this Section 11.1 will not apply to any items that have been retained or assumed by Buyer under this Agreement, including the Assumed
Obligations:

          (a) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Seller under this Agreement (including
     Article 9 and the Ancillary Documents) or from any misrepresentation in or omission from any certificate furnished or to be furnished to Buyer by Seller pursuant to the terms of this Agreement (including the Ancillary Documents);

          (b) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related in any way to the Retained Obligations;

          (c) all material product defects related to Year 2000 Compliance (x) on finished goods that are Inventory Assets or (y) related to limited written warranties of Seller related to PRC Product that Seller sold before the Closing Date; provided, that, in the case of (x),

     Seller's indemnification obligations under this Section 11.1(c) will not exceed the lesser of (i) the repair cost of the Inventory Assets with such defects and (ii) the amount Buyer paid Seller for such Inventory Assets with such defects; provided, further, Buyer must make all claims under this
     Section 11.1(c) before June 30, 2000; and

          (d) all actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including costs of court and reasonable attorneys' fees) incident to any of the foregoing (subject to the first proviso in Section 11.1(c)).

     11.2 Notice of Claim. Buyer agrees that upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it or any Buyer Party of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any Person with respect to any matter as to which any of the Buyer Parties are entitled to indemnity under the provisions of this Agreement (any such action referred to as a "Buyer Claim"), Buyer will give prompt notice thereof in writing to Seller together with a statement of such information respecting any of the foregoing as it shall then have; provided, that any delay in giving or failure to give such notice will not limit the rights of Buyer or any Buyer Party to indemnity under this Agreement, except to the extent that Seller is shown to have been damaged by such delay or failure.

     11.3 Right of Seller to Participate in Defense. With respect to any Buyer Claim as to which Buyer seeks indemnity hereunder, Buyer will provide Seller with the opportunity to participate in the defense of such Buyer Claim with separate counsel of Seller's choice and at Seller's cost and expense; provided, that Buyer will have the right to retain lead counsel to defend any such Buyer Claim. To the extent reasonably requested by Buyer, Seller will reasonably cooperate with Buyer and its representatives and counsel in any dispute or defense related to any Buyer Claim.

     11.4 Payment. Seller will promptly pay to Buyer or such other Buyer Party as may be entitled to indemnity under this Agreement in cash the amount of any Buyer Damages to which Buyer or such Buyer Party may become entitled by reason of the provisions of this Agreement.

     12.0 CUSTOMER LIST. Seller has delivered to Buyer a complete list of Seller's current PRC Product customers. Seller is providing this list only to Buyer and to no other Person, except that Seller and its Affiliates may use the list for any purpose within the organization of Seller and its Affiliates. In connection with the delivery of this list, Seller will allow Buyer to have nonexclusive access to sales history reports from Seller's "Sales Workbench" computer program, subject in all instances to the Nondisclosure Agreement. All information provided is without representation or warranty.

     13.0 GUARANTY. Guarantor guarantees and agrees to be jointly and severally liable for Buyer's performance of each and every obligation of Buyer under this Agreement (including Buyer's obligations under the Ancillary Documents (other than the OEM Agreement)) and agrees to be jointly and severally liable for any breach or nonfulfillment of this Agreement by Buyer. To evidence this Guaranty, Guarantor is executing and delivering the Guaranty.

     14.0 EXPENSES. Each of the parties will pay its own costs and expenses of performance of and compliance with this Agreement.

     15.0 FURTHER ACTIONS. From time to time, at the request of any party, the other parties will execute and deliver such instruments and take such action as may be reasonably requested to evidence the transactions contemplated by this Agreement.

     16.0 NOTICES. All notices, requests, demands and other communications required or permitted to be given under this Agreement must be in writing and will be deemed to have been duly given if delivered personally, given by prepaid telex or telegram or by facsimile or other similar electronic transmission device or mailed first class, postage prepaid, certified United States mail, return receipt requested, as follows:

     (a)   If to Seller, at:

           Uniden America Corporation
           4700 Amon Carter Boulevard
           Fort Worth, Texas 76155
           Attention: President
           Facsimile No.: (817) 858-3585

           With a copy to:

           Uniden America Corporation
           4700 Amon Carter Boulevard
           Fort Worth, Texas 76155
           Attention: Office of General Counsel
           Facsimile No.: (817) 858-3585

     (b)   If to Guarantor, at:

           Simmonds Capital Limited
           580 Granite Court
           Pickering, Ontario L1W324
           Attention: John G. Simmonds
           Facsimile No.: (905) 837-1139

     (c)   If to Buyer at:

           RELM Wireless Corporation
           7505 Technology Drive
           West Melbourne, Florida 32904
           Attention: President
           Facsimile No.: (321) 984-0434

           With a copy to:

           Greenberg Traurig, P.A.
           777 South Florida Drive, Suite 300 East
           West Palm Beach, Florida 33401
           Attention: Denise Gordon Reeder
           Facsimile No.: (561) 655-1222

provided that any party may change its address for notice by giving to the other parties written notice of such change. Any notice given under this Article 16 will be effective on receipt.

     17.0 GENERAL PROVISIONS.

     17.1 Governing Law; Interpretation; Section Headings. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to conflict-of-laws rules applied in Texas. The section headings contained in this Agreement are for purposes of convenience only, and will not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

     17.2 Severability. Should any provision of this Agreement be held unenforceable or invalid under the laws of the United States of America or the State of Texas, then the parties agree that such provision will be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties, then such provision will be severed from this Agreement for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement will not be affected by any such modification or severance, except that if any severance materially alters the intentions of the parties as expressed in this Agreement (a modification being permitted only if there is no material alteration), then the parties will use commercially reasonable efforts to agree to appropriate equitable amendments to this Agreement in light of such severance.

     17.3 Entire Agreement. This Agreement, the Schedules and the documents and agreements referenced in this Agreement (including the Ancillary Documents, the "Transaction Documents") set forth the entire agreement and understanding of the parties to this Agreement with respect to the transactions contemplated by this Agreement and supersede all prior agreements, arrangements and understandings related to the subject matter of this Agreement, including (i) the nondisclosure agreement between Seller and Guarantor dated February 9, 1999,
(ii) the nondisclosure agreement between Seller and Buyer dated November 30, 1999, (iii) the letter of understanding and attached terms sheet dated as of May 26, 1999, and executed by Guarantor on May 27, 1999, (iv) the letter of understanding and attached terms sheet dated December 31, 1999 and (v) the letter of understanding and attached terms sheet dated January 24, 2000. No representation, promise, inducement or statement of intention has been made by any party to this Agreement that is not embodied or referenced in the Transaction Documents, and no party in this Agreement will be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

     17.4 Binding Effect. All the terms, provisions, covenants and conditions of this Agreement will be binding upon and inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and assigns.

     17.5 Assignment. This Agreement and the rights and obligations of the parties to this Agreement may not be assigned or delegated by the parties to this Agreement without the prior written consent of the other parties to this Agreement.

     17.6 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms, provisions, representations, warranties, covenants or conditions of this Agreement may be waived, only by a written instrument executed by all parties to this Agreement, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. No waiver by any party of any condition contained in this Agreement, or of the breach of any term, provision, representation, warranty or covenant contained in this Agreement, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, provision, representation, warranty or covenant.

     17.7 Gender; Numbers. All references in this Agreement to the masculine, feminine or neuter genders will, where appropriate, be deemed to include all other genders. All plurals used in this Agreement will, where appropriate, be deemed to be singular, and vice versa.

     17.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement will be binding when one or more counterparts, individually or taken together, bears the signatures of the parties reflected as signatories.

     17.9 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties, and an executed copy of this Agreement may be delivered by one or more parties by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery will be considered valid, binding and effective for all purposes. At the request of any party, the parties will execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     17.10 No Partnership. Nothing in this Agreement, including Article 9, should be construed to create a joint venture, agency, partnership or similar arrangement between or among any two or more of the parties.

     17.11 Drafting Conventions. The language in all parts of this Agreement should in all cases be construed according to its fair meaning and not against the drafting party.

     17.12 Dispute Resolution.

          (a) In the event of a dispute related to this Agreement the parties shall promptly, amicably and in good faith attempt to resolve the dispute through negotiation. If the parties are unable to resolve the dispute within thirty (30) days of the date any party gives the other parties notice of the dispute, any party may submit the dispute to mediation.

          (b) The mediation of any dispute hereunder shall be conducted in accordance with the Commercial Mediation Rules and Procedures of the American Arbitration Association ("AAA"). The parties shall attempt to agree upon an impartial mediator to mediate the dispute, but if they are unable or fail to appoint a mediator within ten (10) days of the filing of a written request for mediation with the AAA, the AAA will appoint a qualified mediator to mediate the dispute. The mediation shall be held in Fort Worth, Texas, within thirty (30) days of appointment of the mediator.

     17.13 Submission to Jurisdiction. Each party submits exclusively to the jurisdiction of the federal court sitting in the Northern District of Texas, Dallas Division, in any action or proceeding arising out of or relating to this Agreement or the Ancillary Documents and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party agrees to bring any action or proceeding arising out of or relating to this Agreement or the Ancillary Documents exclusively in such court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any related bond, surety, or other security that might be required of any other party. Buyer and Guarantor appoint the Secretary of State of the State of Texas as their agent to receive on their behalf service of copies of the summons and complaint and any other process that might be served in an action or proceeding (the "Process Agent"). Any party may make service on any other party by sending or delivering a copy of the process
(a) to the party to be served at the address and in the manner provided for the giving of notices in Article 17, in the case of service on Seller, or, (b) in care of the Process Agent in the manner provided for the giving of notices in
Article 17, in the case of service on Buyer or Guarantor.

     17.14 Consequential Damages. Notwithstanding any provision of this Agreement that may be to the contrary, no party, nor its officers, employees, agents, partners, Affiliates or subcontractors will be liable to the other parties, its officers, employees, agents, partners, Affiliates or subcontractors for claims for incidental, indirect, consequential, exemplary, punitive or other special damages, including damages for a loss of profits or opportunity costs, connected with or resulting from any performance or lack of performance under this Agreement regardless of whether a claim is based on contract, warranty, tort (including negligence), theory of strict liability, or any other legal or equitable principle.

     18.0 PURCHASE OF PARTS. For so long as parts for PRC Products ("PRC Parts") are available from Seller's current on-hand supplies of PRC Parts, Buyer may purchase these PRC Parts at Seller's cost therefor. Seller shall have no obligation to acquire, nor an obligation to sell, PRC Parts beyond its current supplies. Terms for the sale and purchase of such PRC Parts shall be FOB Seller's distribution center in Fort Worth, Texas, with all invoices for PRC Parts due and payable net thirty (30) days from date of invoice.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                     BUYER:

                                     RELM WIRELESS CORPORATION


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------



                                     SELLER:

                                     UNIDEN AMERICA CORPORATION



                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------



                                   GUARANTOR:

                                   SIMMONDS CAPITAL LIMITED


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

                                  SCHEDULE 2.1A

                                INVENTORY ASSETS

                                  SCHEDULE 2.1B

                                 TEST EQUIPMENT

                                  SCHEDULE 2.1C

                                 TOOLING ASSETS

                                  SCHEDULE 2.1D

                                    CONTRACTS

                                  SCHEDULE 2.1E

                             CERTAIN EXCLUDED ASSETS


1. Patent rights and other intellectual property rights not specifically included in the Assets.

2.   All cash and note accounts receivable of Seller or any Affiliate of Seller.

3.   Any asset, right or interest not described on Schedule 2.1A - Schedule
     2.1D.

                                  SCHEDULE 3.1

                           CERTAIN ASSUMED OBLIGATIONS


1. All product warranty obligations related to PRC Products or the Business, including those listed on Schedule 5.4. All liability for all products, business and intellectual property claims made before or after the Closing Date related to the PRC Products or the Business regardless of (i) when the product on which the claim is based was sold or (ii) when the act or omission on which the claim is based occurred, except that Seller will retain liability for Existing IP Claims, and such liability will not constitute an Assumed Obligation.

2. Obligations (other than Retained Obligations) under all contracts to which Seller or any of its Affiliates is a party relating to the Assets or the Business, whether such obligations arise or have arisen before or after the Closing Date. Such contracts include all contracts related to the Business entered into by Seller and, before October 1998, all contracts related to the Business entered into by Uniden Financial Inc. (F/K/A Uniden America Corporation).

3. The parties intend that Buyer assume all liabilities and obligations of Seller or its Affiliates (other than Retained Obligations) related to the Business whenever such liabilities or obligations arise or have arisen and regardless of when the act or omission on which the liabilities or obligations are based occurred.

                                  SCHEDULE 3.2

                              RETAINED OBLIGATIONS


1. Any pending third party intellectual property infringement claims (a complete list of which claims is included below) made before the Closing Date with respect to PRC Product sold before the Closing Date (the "Existing IP Claims").


     ATTACHED IS A LIST OF INTELLECTUAL PROPERTY CLAIMS:


2.   The product defects for which Seller has agreed to indemnify Buyer in
     Section 11.1(c).

3. All liability and obligation related to the proceedings listed on Schedule 5.5; provided, however, Seller does not hereby assume any liability or obligation for acts or omissions of Buyer relating to the Business or the Assets occurring after the Closing Date. Should Buyer be added as a party to a proceeding listed on Schedule 5.5 solely as a result of Buyer entering into this Agreement, Seller alone shall continue to undertake all liability and obligation related to such proceeding.

                                  SCHEDULE 4.1

                                   ALLOCATION


o $1,913,996.00 to the Inventory Assets and all other Assets other than the Tooling Assets.

o    $300,000 to the Tooling Assets.

                                  SCHEDULE 5.4

                                 WARRANTY CLAIMS

                                  SCHEDULE 5.5

                                LEGAL PROCEEDINGS

                                  SCHEDULE 5.7

                                    CONSENTS


                                      None